Exhibit 10.22

CONSENT AND AMENDMENT

This CONSENT AND AMENDMENT (this “Amendment”), effective as of June 30, 2022, is executed by and between ROYALTY PHARMA DEVELOPMENT FUNDING, LLC, a Delaware limited liability company (“RP” and the “Lender” and together with RP’s affiliates, successors and/or assignees that become Lenders hereunder, collectively but not jointly, the “Lenders”) and CYTOKINETICS, INCORPORATED, a Delaware corporation with offices located at 350 Oyster Point Boulevard, South San Francisco, CA 94080 (“Borrower”).

WHEREAS, the Lender and Borrower are party to that certain Development Funding Loan Agreement, dated as of January 7, 2022 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”);

WHEREAS, Borrower wishes to issue up to $540,000,000 principal amount of 3.5% convertible senior notes due 2027, which shall mature on July 1, 2027 (the “Proposed Convertible Notes”);

WHEREAS, because the Proposed Convertible Notes would mature within five years after issuance and prior to December 31, 2027, such Proposed Convertible Notes would not constitute “Permitted Convertible Indebtedness” pursuant to Section 7.4 of the Loan Agreement;

WHEREAS, Borrower desires that Lenders consent to the issuance of the Proposed Convertible Notes and the incurrence of Indebtedness in respect thereof.

NOW, THEREFORE, in consideration of the foregoing premises and the benefits contained therein, the parties agree as follows:

SECTION 1 Definitions; Interpretation. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

SECTION 2 Consent. The Lenders hereby consent to the issuance of the Proposed Convertible Notes and the incurrence of Indebtedness in respect thereof, provided that the Proposed Convertible Notes (i) are unsecured, (ii) will not have a stated maturity prior to July 1, 2027, (iii) will not have scheduled amortization or principal payments or requires any mandatory redemptions or payments of principal in cash prior to July 1, 2027 other than customary payments upon the occurrence of an event of default, a change of control or fundamental change event (provided that this clause (iii) does not prohibit Borrower from (x) paying the principal amount of the Proposed Convertible Notes in cash at maturity or voluntarily (but not mandatorily) upon conversion prior to maturity, (y) settling any conversion or exchange thereof in Equity Interests of the Borrower or (z) paying cash in lieu of fractional shares) and (iv) immediately before and after giving pro forma effect to the incurrence of such Indebtedness and any concurrent use of proceeds thereof, no default under the Loan Documents or Event of Default shall have occurred and be continuing.

SECTION 3 Amendment to Loan Agreement. Section 2.2(b) is hereby amended and restated in its entirety to read as follows:

(b) Mandatory Draw. If the Tranche 4 Draw Condition occurs, Borrower shall be required to request a Tranche 4 Advance of at least $50,000,000 during the Tranche 4 Draw Period; provided, however, that if the Tranche 5 Draw Condition occurs prior to the end of the Tranche 4 Draw Period, Borrower may request a Tranche 5 Advance of at least $50,000,000 during the Tranche 5 Draw Period in lieu of the Tranche 4 Advance required under this Section 2.2(b).

SECTION 4 Governing Law; Submission to Jurisdiction; Waiver Of Jury Trial.

(a) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b) JURISDICTION; VENUE.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS RESPECTIVE PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND THE BORROWER AND ITS SUBSIDIARIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BORROWER AND ITS SUBSIDIARIES HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS. THE BORROWER AND ITS SUBSIDIARIES AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON THE BORROWER AND ITS SUBSIDIARIES IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO ARTICLE 10 HEREOF.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 5 Miscellaneous.

(a) No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as modified hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

(b) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Borrower:

Cytokinetics, Incorporated,

a Delaware corporation

By: /s/ Ching Jaw

Name: Ching Jaw

Title: Senior Vice President and Chief

Financial Officer

LENDER:

ROYALTY PHARMA DEVELOPMENT FUNDING, LLC

By: Royalty Pharma Holdings, Ltd., its Manager

By: /s/ George Lloyd

Name: George Lloyd

Title: Director